Exhibit 99.2

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA

IN RE MAXWELL TECHNOLOGIES INC., DERIVATIVE LITIGATION, This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) ) )	Lead Case No. 13-CV-966-BEN (RBB) (Derivative Action) Hon. Roger T. Benitez STIPULATION AND AGREEMENT OF SETTLEMENT

STIPULATION AND AGREEMENT OF SETTLEMENT

Subject to the approval of this Federal Court, this Stipulation and Agreement of Settlement (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined herein), each by and through its/his respective counsel: (i) Plaintiffs Walter Kienzle (“Kienzle”) and Sameer Agrawal (“Agrawal”) (collectively, the “Federal Derivative Plaintiffs”) in the above-captioned consolidated shareholder derivative action (the “Federal Derivative Action”), and plaintiffs Evan Warsh (“Warsh”) and Stephen Neville (“Neville”) (collectively, the “State Derivative Plaintiffs”)1 in the State Derivative Action, defined below; (ii) Nominal Defendant Maxwell Technologies, Inc. (“Maxwell” or “Company”); (iii) Jose L. Cortes, Roger Howsmon, Burkhard Goeschel, Jean Lavigne, Mark Rossi, Robert Guyett, Yon Yoon Jorden, David J. Schramm, Kevin S. Royal, George Kreigler III and Van M. Andrews, all of whom are current or former members of the Board and/or senior officers of Maxwell (the “Individual Defendants”); and (iv) McGladrey LLP (“McGladrey”). This Stipulation is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.
I.    BACKGROUND
A.     Factual Background
Maxwell is a Delaware corporation headquartered in San Diego, California. Maxwell develops, manufactures, and markets: (a) energy-storage and power delivery products for transportation, industrial use, telecommunications, and (b) microelectronic products for space and satellite applications.
On March 7, 2013, Maxwell issued a press release disclosing that the Company would be restating previously-issued financial statements for fiscal year 2011 and the first three quarters of fiscal year 2012 due to errors related to the timing of recognition of revenue from sales to certain distributors. Maxwell further disclosed that the financial statements for those periods should no longer be relied upon. More specifically, the Company conducted an investigation which revealed that arrangements with certain distributors had been made where a fixed or determinable sales price did not exist at the time of shipment to these distributors, nor was collection reasonably assured, at least with respect to certain transactions. On March 19, 2013, Maxwell filed a Form 8-K with the SEC in which it disclosed that the Company’s auditor McGladrey had resigned, indicating at the time of its resignation that: (i) information had come to McGladrey's attention that led it to conclude that it could no longer rely on management's representations, (ii) there were material weaknesses in Maxwell’s internal control over revenue recognition and potentially, more broadly, in Maxwell’s overall control environment and (iii) they were unable to rely on information obtained directly from certain third parties.
On August 1, 2013, Maxwell restated its financial results for fiscal years 2011 and 2012, disclosing that the Company had overstated its revenues by $19.3 million: $10.1 million in 2011 and $9.2 million for the first three quarters of 2012.
B.    Procedural Background
1.    The Derivative Actions
On April 11, 2013, Plaintiff Warsh filed Warsh v. Schramm, Case No. 37-2013- 00043884-CU-BT-CTL, a shareholder derivative action, in the Superior Court of California, San Diego County (the “State Court”), alleging claims for, inter alia, breach of fiduciary duty and unjust enrichment under Delaware law. The complaint asserted claims against officers and directors of Maxwell. Plaintiff Neville filed a related shareholder derivative complaint on behalf of Maxwell in the State Court on April 18, 2013 captioned: Neville v. Cortes, Case No. 37-2013-00044911-CU-CT-CTL. The Neville complaint asserted claims against officers and directors of Maxwell and also named Maxwell’s auditor, McGladrey, as a defendant. On May 3, 2013, the State Court entered an order consolidating these derivative cases (the “State Derivative Action”). In addition, the State Court appointed Bottini & Bottini, Inc. and Harwood Feffer LLP as Co-Lead Counsel (“State Derivative Co-Lead Counsel”).
On April 23, 2013, Kienzle filed Kienzle v. Schramm, Case No. 13-CV-966 -BEN (RBB), also a derivative action on behalf of Maxwell, against similar defendants for redress substantially similar to that sought in the State Derivative Action. On

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1 Neville also made a petition for a writ of mandamus in connection with his demand on the Company for inspection of the Company’s books and records pursuant to California Corporations Code §1601 (“Cal. Corp. Code Section 1601 Action”), which petition was filed with the Superior Court of California, County of San Diego, discussed infra. Neville shall therefore also be referred to as the “Section 1601 Plaintiff.”

STIPULATION AND AGREEMENT OF SETTLEMENT

May 7, 2013, Agrawal filed Agrawal v. Cortes, Case No. 13-CV-1084-BEN (RBB), another derivative action on behalf of Maxwell asserting similar causes actions against similar defendants for similar redress as that sought in the State Derivative Action. On October 30, 2013, this Court consolidated the Kienzle and Agrawal actions as In re Maxwell Technologies, Inc. Derivative Litigation, Case No. 13-CV-966-BEN (RBB), the Federal Derivative Action. The Court appointed Johnson & Weaver LLP Lead Counsel (“Federal Lead Counsel”).
On July 3, 2013, Maxwell filed a motion to stay the State Derivative Action in favor of the Federal Derivative Action. Warsh and Neville opposed that motion. On September 26, 2013, Kienzle and Agrawal filed a motion to stay the Federal Derivative Action. Maxwell and the Individual Defendants opposed that motion. On October 30, 2013, this Court denied Kienzle and Agrawal’s motion to stay the Federal Derivative Action. On November 1, 2013, Judge Joel R. Wohlfeil granted Maxwell’s motion to stay the State Derivative Action in favor of the Federal Derivative Action. Thereafter, counsel in the Federal Derivative Action and State Derivative Action agreed to coordinate their efforts, and Plaintiffs’ counsel in the State Derivative Action were associated in as additional counsel of record in the Federal Derivative Action beginning on November 22, 2013.
On January 30, 2014, the Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint in the Federal Derivative Action. Defendants in the Federal Derivative Action filed motions to dismiss on March 6, 2014, which Plaintiffs opposed on April 4, 2014. The Federal Court granted Maxwell’s motion to dismiss for failure to plead demand futility on May 28, 2014, and denied the Individual Defendants’ motions to dismiss as moot. Plaintiffs in the Federal Derivative Action then filed a Verified Amended Consolidated Shareholder Derivative Complaint (“Amended Consolidated Complaint”) on July 10, 2014. Maxwell and the Individual Defendants filed motions to dismiss on August 18, 2014. Plaintiffs, Maxwell, and the Individual Defendants later participated in an all-day mediation in New York, and settled the Actions.
2.    The California Corporations Code Section 1601 Action
On November 14, 2013, Plaintiff Neville filed the Cal. Corp. Code Section 1601 Action, Neville v. Maxwell Technologies, Inc., Case No. 37-2013-00075582-CU-WMCTL, in which Mr. Neville sought an order compelling Maxwell to allow him to inspect certain books and records of the Company. Maxwell filed an answer to the Petition on January 25, 2014. Maxwell also filed a demurrer to the Petition, which was denied by order dated July 18, 2014. The case is currently set for trial on April 10, 2015.
3.    Settlement Negotiations
Counsel for the Settling Parties engaged in extensive efforts to resolve this matter. In July 2014, Plaintiffs, Maxwell, and the Individual Defendants first discussed the possibility of reaching an informal resolution of this matter through mediation, and ultimately agreed to participate in a mediation in New York, New York before JAMS mediator Jed D. Melnick, Esq. In advance of the mediation, Plaintiffs’ Counsel submitted a detailed settlement demand on July 21, 2014, which outlined a proposal for informal resolution of the matter. Maxwell responded to this settlement demand on August 8, 2014. Plaintiffs, Maxwell, and the Individual Defendants also exchanged confidential mediation briefs on August 7, 2014.
Plaintiffs, Maxwell, and the Individual Defendants participated in an all-day mediation before Mr. Melnick on August 21, 2014. Substantial negotiations took place throughout the day, extensive drafts of settlement offers and counteroffers were exchanged, and the mediation continued well into the evening. Plaintiffs, Maxwell, and the Individual Defendants reached agreement on terms for corporate governance reforms and began negotiations on an appropriate fee award. Plaintiffs, Maxwell, and the Individual Defendants continued their negotiations in the weeks following the mediation and reached agreement on other material terms concerning the settlement.
On September 19, 2014, the Plaintiffs, Maxwell, and the Individual Defendants signed a Memorandum of Understanding (“MOU”) to settle the Actions. Plaintiffs, Maxwell, and the Individual Defendants have not yet reached an agreement on attorneys’ fees to be paid to Plaintiffs’ Counsel for the benefit conferred upon Maxwell through the settlement.

STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs, Maxwell, and the Individual Defendants continue to negotiate in good faith over an appropriate award of attorneys’ fees, but the Settlement is not contingent on reaching an agreement on such term. Pursuant to the MOU, if Plaintiffs, Maxwell, and the Individual Defendants cannot reach an agreement on an award of fees and expenses to Plaintiffs’ Counsel, then Plaintiffs will submit the settlement to the Court for approval and will apply for a fee and expense award.
II.    PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the respective components to the Shareholder Derivative Litigation to which their clients are parties, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing securities analyst, business and financial media reports about the Company; (3) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Shareholder Derivative Litigation and the potential defenses thereto; (4) researching corporate governance issues; (5) researching, drafting, and filing complaints, motions to stay, and oppositions to motions to dismiss; (6) preparing settlement demands and a mediation statement; (7) participating in an all-day mediation; and (8) engaging in settlement discussions with counsel for the Defendants.
Plaintiffs believe that Plaintiffs’ Counsel have engaged in substantial litigation efforts regarding the claims asserted in the Derivative Actions and Cal. Corp. Code Section 1601 Action. Plaintiffs believe that substantial amendments were made to the complaints in both the State Derivative Action and the Federal Derivative Action. In addition, motions to stay were fully briefed and litigated in both the Derivative Actions, and a demurrer to the Cal. Corp. Code Section 1601 Action was fully litigated and denied. Plaintiffs in the State Derivative Action also propounded discovery requests and moved to compel compliance therewith, which motion was ultimately denied as moot in light of the stay of the action. Plaintiffs’ Counsel have also made numerous court appearances in connection with these prosecution efforts in the State Derivative Action, including hearings on various motions. Plaintiffs’ Counsel also negotiated with Defendants’ Counsel to procure confirmatory discovery, which entailed the review and analysis of over a thousand pages of documents.
Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), the Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial(s) and through possible appeal(s). Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of what Plaintiffs’ Counsel believe to be the significant benefits conferred upon the Company and its shareholders as a result of the Settlement, the Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of the Plaintiffs, Maxwell, and Current Maxwell Shareholders (as defined herein), and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.
III.    DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Maxwell, or any wrongdoing whatsoever. Plaintiffs have not made a litigation demand on Maxwell’s Board and Maxwell believes the Amended Consolidated Complaint does not contain allegations demonstrating that such demand would be futile. However, without admitting that Plaintiffs have standing to bring any claims in any of these Actions, the validity of any of the claims the Plaintiffs have asserted in the Actions, or any liability with respect

STIPULATION AND AGREEMENT OF SETTLEMENT

thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation. Further, Maxwell and the current Board acknowledge that the Settlement is fair, reasonable, adequate and in the best interests of Maxwell and Current Maxwell Shareholders.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of the Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.
IV.     TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
The Plaintiffs (on behalf of themselves and derivatively on behalf of Maxwell), the Individual Defendants, and nominal defendant Maxwell, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, pursuant to Fed. R. Civ. P. 23.1, the Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Actions shall be dismissed with prejudice, as to all Settling Parties, upon the terms and subject to the conditions set forth herein as follows:
1.    Definitions
As used in this Stipulation, the following terms have the meanings specified below:
1.1    “Actions” shall mean the Federal Derivative, State Derivative, and Cal. Corp. Code Section 1601 Action defined herein.
1.2    “Audit Committee” means the Audit Committee of the Board of Directors of Maxwell.
1.3    “Board” means the Maxwell Board of Directors.
1.4    “Current Maxwell Shareholders” means, for purposes of this Stipulation,any Persons (defined below) who owned Maxwell common stock as of the date of this Stipulation and who continue to hold their Maxwell common stock as of the date of the Settlement Hearing, excluding the Individual Defendants (defined below), the officers and directors of Maxwell, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.5    “Defendants” means (i) Nominal Defendant Maxwell Technologies, Inc (“Maxwell” or “Company”); (ii) Jose L. Cortes, Roger Howsmon, Burkhard Goeschel, Jean Lavigne, Mark Rossi, Robert Guyett, Yon Yoon Jorden, David J, Schramm, Kevin S. Royal, George Kreigler III and Van M. Andrews, all of whom are current or former members of the Board and/or senior officers of Maxwell (the “Individual Defendants”); and (iii) McGladrey LLP (“McGladrey”).
1.6    “Defendants’ Counsel” means: (i) Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304; (ii) Bergeson LLP, 2033 Gateway Place, Suite 300, San Jose, CA 95110; (iii) DLA Piper LLP (US), 555 Mission Street, 24th Floor, San Francisco, CA 94105; and (iv) Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071.
1.7    “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 herein have been met and have occurred.
1.8    “Fee and Expense Award” means any sum paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses as an award by the Federal Court in recognition of the benefits conferred upon Maxwell and Current Maxwell Shareholders via the Actions.
1.9    “Federal Securities Class Action” means In re Maxwell Technologies, Inc. Securities Litigation, Case No. 3:13-cv-580-BEN-RBB (S.D. Cal.).

STIPULATION AND AGREEMENT OF SETTLEMENT

1.10    “Final” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal or writ proceeding.
1.11    “Judgment” means the final order and judgment to be rendered by this Court, substantially in the form attached hereto as Exhibit C.
1.12    “Maxwell,” the “Company” or “Nominal Defendant” means Maxwell Technologies, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.
1.13    “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Actions, substantially in the form of Exhibit B-1 attached hereto.
1.14    “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.15    “Plaintiffs” means, collectively, Walter Kienzle, Sameer Agrawal, Evan Warsh and Stephen Neville.
1.16    Plaintiffs’ Counsel” means: (i) Johnson & Weaver LLP, 110 West A Street, Suite 750, San Diego CA 92101; (ii) Bottini & Bottini, Inc., 7817 Ivanhoe Avenue, Suite 102, La Jolla, CA 92037; (iii) Harwood Feffer LLP, 488 Madison Avenue, New York, NY 10022; and (iv) Faruqi & Faruqi LLP, 10866 Wilshire Blvd., Ste. 1470, Los Angeles, California 90024.
1.17    “Preliminary Approval Order” means the Order to be entered by this Court, substantially in the form of Exhibit B attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current Maxwell Shareholders, and scheduling a Settlement Hearing to consider whether the Stipulation and Fee Award should be finally approved.
1.18    “Related Persons” means each of a Person’s immediate family members and current, former, or future parents, subsidiaries, associates, affiliates, partners, joint venturers, officers, directors, principals, shareholders, members, agents, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, trustees, engineers, insurers, co-insurers, reinsurers, heirs, assigns, executors, general or limited partners or partnerships, personal or legal representatives, estates, administrators, predecessors, successors, advisors, and/or any other individual or entity in which a Person has or had a controlling interest or which is or was related to or affiliated with a Person.
1.19    “Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action, including both known claims and Unknown Claims (as defined herein), that have been or that might have been asserted by Plaintiffs, Maxwell, and/or any Maxwell shareholder derivatively on behalf of Maxwell against any Released Persons that are based upon or related to: (i) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged in the Actions; (ii) the restatement filed by Maxwell on Form 10-K on August 1, 2013; (iii) any claims based upon any of the Company’s public disclosures that were the subject of the restatement up to the effective date of the Settlement; and/or (iv) the settlement of the Actions, including the payments provided for in this Stipulation, and the reasonable attorneys’ fees, costs, and expenses incurred in defense thereof. Released Claims shall not include claims to enforce the Settlement, claims or causes of action asserted in the Federal Securities Class Action, or any claims or causes of action described in ¶4.4.

STIPULATION AND AGREEMENT OF SETTLEMENT

1.20    “Released Persons” means the Defendants and their Related Persons.
1.21    “Settling Parties” means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of Maxwell), each of the Individual Defendants, Nominal Defendant Maxwell, and McGladrey.
1.22    “Settlement” means the settlement documented in this Stipulation.
1.23    “Settlement Hearing” means a hearing by this Court to review this Stipulation and determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Federal Court.
1.24    “Unknown Claims” means any and all claims that were alleged or could have been alleged in the Derivative Actions by the Plaintiffs, Maxwell or any Maxwell stockholder derivatively on behalf of Maxwell, which any Settling Shareholder, Maxwell, or Maxwell shareholders derivatively on behalf of Maxwell do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Maxwell shall expressly waive, and each of Maxwell’s’ shareholders by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all of the Released Claims known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.
2.    Terms of the Settlement
2.1    Corporate Governance Reforms
Maxwell and the Board agree that the initiation, prosecution, pendency, and settlement of the Actions were a substantial cause of the Company’s adoption and/or enactment of the Corporate Governance Reforms (the “Reforms”) set forth at Exhibit A hereto. Following the Federal Court’s final approval of the Settlement, the Board shall take all necessary steps to adopt and implement the Reforms, to the extent that such Reforms have not already been adopted and implemented. The Reforms shall remain in place for no less than four years.
2.2     Benefit to Maxwell and current Maxwell Shareholders
The Settling Parties agree that the Reforms have provided and will provide benefits to Maxwell and Current Maxwell Shareholders. In addition, the Board,exercising its independent business judgment, believes that the Settlement is in the best interests of Maxwell and Current Maxwell Shareholders.
3.    Procedure for Implementing the Settlement
3.1    Within fourteen (14) calendar days after the execution of this Stipulation, Plaintiffs’ Counsel shall submit the Stipulation together with its exhibits to the Federal Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the settlement set forth in this Stipulation; (ii) approval of the method of providing notice of pendency and proposed Settlement to Current Maxwell Shareholders; (iii) approval of the form of Notice attached hereto as Exhibit B-1; and (iv) a date for the Settlement Hearing.

STIPULATION AND AGREEMENT OF SETTLEMENT

3.2    Within fifteen (15) business days of the Court’s entry of the Preliminary Approval Order, Maxwell shall: (i) cause a copy of the Notice to be filed with the SEC via a Current Report on Form 8-K; (ii) cause the Notice to be published once in Investors’ Business Daily; and (iii) post a link to the Stipulation and the Notice on the Investor Relations portion of Maxwell’s website, which posting shall be maintained through the date of the Settlement Hearing. Within fourteen (14) calendar days of the Court’s entry of the Preliminary Approval Order, Plaintiffs’ Counsel will post copies of the Notice and Stipulation on their respective websites. All costs of such Notice and the filing, publishing and posting set forth above shall be paid by Maxwell and/or its insurers. The Settling Parties believe the content and manner of such procedure constitutes adequate and reasonable notice to Current Maxwell Shareholders pursuant to applicable law.
3.3    Plaintiffs’ Counsel shall request that the Federal Court hold the Settlement Hearing after the Notice described above is given to Current Maxwell Shareholders to approve the Settlement and any Fee Award.
3.4    Within fifteen (15) business days of the date that the Judgment becomes Final, the State Derivative Plaintiffs shall file a dismissal with prejudice of the State Derivative Action and Cal. Corp. Code Section 1601 Action with respect to Defendants (as defined herein) and shall otherwise use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper and appropriate to secure dismissal with prejudice of those actions with respect to Defendants (as defined herein). In addition, the Settling Parties shall cooperate to secure the dismissal with prejudice of the Derivative Actions with respect to Defendants (as defined herein). The Settling Parties shall cooperate to secure or maintain a stay of all action in the State Derivative Action and Cal. Corp. Code Section 1601 Action, including, but not limited to, securing a postponement of any hearing or trial date(s) while this Settlement is under consideration by this Court.
4.    Releases
4.1    Upon the Effective Date, Maxwell and Plaintiffs (acting on their own behalf and derivatively on behalf of Maxwell) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions against the Released Persons. Maxwell and Plaintiffs(acting on their own behalf and derivatively on behalf of Maxwell) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or Judgment entered pursuant thereto.
4.2    Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Maxwell, Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims; provided, however, that nothing herein is intended to release any indemnification, advancement or insurance rights that any Individual Defendant has or may have under any contract, bylaw or charter provision, or under Delaware law, including but not limited to any rights any Individual Defendant has or may have related to any pending or threatened civil or government proceedings, or any rights or claims the Plaintiffs and other shareholders of Maxwell have with respect to the Federal Securities Class Action, including the right to make any claim relating to the settlement of the Federal Securities Class Action.
4.3    Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
4.4    Nothing in this Stipulation constitutes or reflects a waiver or release of: (i) any rights or claims of the Company pursuant to any contract(s) or agreement(s) with any Individual Defendant or McGladrey, including but not limited to,

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any rights or claims pertaining to claw backs; (ii) any rights or claims of the Individual Defendants or McGladrey pursuant to any contract(s) or agreement(s) with the Company, including, but not limited to, any rights or claims pertaining to indemnification or advancement of expenses; (iii) any rights or claims of the Individual Defendants or McGladrey to indemnification or advancement of expenses arising from the Company's articles of incorporation, bylaws or applicable law; and (iv) any rights or claims of Defendants with respect to their insurers and/or the insurers' Related Persons, including, but not limited to, any rights or claims under any directors' and officers’ liability insurance or other applicable insurance coverage maintained by the Company.
5.    Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses
5.1    Plaintiffs, Maxwell, and the Individual Defendants have yet to agree upon the amount of any Fee and Expense Award to Plaintiffs’ Counsel in recognition of the benefits provided to Maxwell and Current Maxwell Shareholders as a result of the initiation, prosecution, pendency and settlement of the Actions. Plaintiffs intend to make an omnibus application for fees and expenses before this Court. Maxwell and the Individual Defendants may oppose the amount of any attorney fees and expenses sought, but shall not dispute the fact that Plaintiffs’ Counsel are entitled to a reasonable award of fees and expenses for the benefits provided to Maxwell and its shareholders by the Settlement. The Individual Defendants or their insurance carrier(s) shall pay whatever Fee and Expense Award is approved by the Federal Court.
5.2    The Individual Defendants shall cause their insurance carrier(s) to transfer an amount set out in the Fee and Expense Award to a joint escrow account (the “Escrow Account”) held by the Plaintiffs’ Counsel no later than ten (10) business days after the Judgment becomes Final, and shall be immediately releasable to Plaintiffs’ Counsel.
5.3     Payment of the Fee and Expense Award in the amount approved by the Federal Court shall constitute final and complete payment for Plaintiffs’ Counsel’s fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Actions and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for the allocation of the Fee and Expense Award among Plaintiffs’ Counsel.
5.4    If for any reason the Effective Date of the Stipulation (as defined herein) does not occur or if the Stipulation is in any way canceled or terminated, each Plaintiffs’ Counsel and their successors shall be obligated to repay, within fifteen (15) business days, the amount of any Fee and Expense Award each may have received from the amount paid by the Individual Defendants and/or their successor(s) or insurer(s). Each Plaintiffs’ Counsel which receives any portion of any Fee and Expense Award is subject to the Federal Court’s jurisdiction for the purposes of enforcing this paragraph or the provisions related to any Fee and Expense Award.
5.5    Except as otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Settling Parties shall bear his, her, or its own costs, expenses, and attorneys’ fees.
5.6    Plaintiffs’ Counsel may apply for a proposed incentive award of two thousand, five hundred dollars ($2,500) for each named plaintiff in recognition of the benefits they have helped to create for all Current Maxwell Shareholders (the “Service Awards”). Any Service Awards approved by the Federal Court shall be funded from the portion of the Fee and Expense Award distributed to the Plaintiffs’ Counsel. Maxwell and the Individual Defendants shall take no position on the Service Awards and shall have no obligation to pay them.
6.    Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination
6.1    The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
(a)    the Board has approved the Settlement and each of its terms as in the best interest of Maxwell;
(b)    preliminary approval of the Settlement;

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(c)    dissemination of the Notice as set forth above;
(d)    the entry by the Federal Court of the Judgment;
(e)    the payment of any Fee and Expense Award in accordance with ¶¶5.1-5.2 hereof;
(f)    the Judgment has become Final; and
(g)    Dismissal with prejudice of the State Derivative Action and Cal.                     Corp. Code Section 1601 Action with respect to Defendants (as defined herein).
6.2    If any of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.3, and the Settling Parties shall be restored to their respective positions in the Actions as of the date of this Stipulation, unless Plaintiffs’ Counsel and counsel for the Defendants mutually agree in writing to proceed with the Stipulation.
6.3     In the event that the Stipulation is not approved by the Federal Court, or the Settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions as of the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding.
7.    Miscellaneous Provisions
7.1    The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
7.2    The Settling Parties agree that the terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties will request that the Judgment will contain a finding that during the course of the Actions, the Settling Parties and their respective counsel at all times complied with the requirements of F.R.C.P. 11, California Code of Civil Procedure §128.7, and all other similar rules of professional conduct. The Settling Parties reserve their right to rebut, in a manner that the parties determine to be appropriate, any contention made in any public forum that the Actions were brought or defended in bad faith or without a reasonable basis.
7.3    Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is or may be deemed to be or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.4    The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

STIPULATION AND AGREEMENT OF SETTLEMENT

7.5    The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest.
7.6    The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Actions, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.
7.7    The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Maxwell shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Maxwell they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the Settlement terms reflected in this Stipulation and any Fee and Expense Award. Maxwell and the current Board also agree that the Settlement as reflected in this Stipulation provides for adequate consideration for the payment of any Fee and Expense Award.
7.8    The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
7.9    All agreements made and orders entered during the course of the Actions relating to the confidentiality of information and documents shall survive this Stipulation.
7.10    Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and their Released Persons.
7.11    The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Federal Court.
7.12    This Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of this Court solely for purposes of implementing and enforcing this Stipulation and related Settlement.

STIPULATION AND AGREEMENT OF SETTLEMENT

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly attorneys, dated as of December 10, 2014.

Dated: December 10, 2014	JOHNSON & WEAVER, LLP
Frank J. Johnson (SBN 174882)
Brett M. Weaver (SBN 204715)
Shawn E. Fields (SBN 255267)

/s/ Frank J. Johnson
FRANK J. JOHNSON

110 West A Street, Suite 750
San Diego, California 92101
Telephone: (619) 230-0063
Facsimile: (619) 225-1856

Lead Counsel for Plaintiffs Kienzle and Agrawal

Dated: December 10, 2014	BOTTINI & BOTTINI, INC
Francis A. Bottini, Jr. (SBN 175783)
Yury A. Kolesnikov (SBN 271173)

/s/ Francis A. Bottini Jr.
FRANCIS A. BOTTINI. JR.

7817 Ivanhoe Avenue, Suite 102
La Jolla, California 92037
Telephone: (858) 914-2001
Facsimile: (858) 914-2002

Co-Lead Counsel for State Derivative Plaintiffs and Counsel for Plaintiffs Neville, Kienzle and Agrawal

Dated: December 10, 2014	HARWOOD FEFFER LLP
Robert I. Harwood
Peter W. Overs, Jr.

/s/ Robert I. Harwood
ROBERT I. HARWOOD

488 Madison Avenue, 8th Floor
New York, New York 10022
Telephone: (212) 935-7400
Facsimile: (212) 753-3630

Co-Lead Counsel for State Derivative Plaintiffs and Counsel for Plaintiffs Kienzle and Agrawal

STIPULATION AND AGREEMENT OF SETTLEMENT

Dated: December 10, 2014	FARUQI & FARUQUI, LLP
David E. Bower (SBN 119546)

/s/ David E. Bower
DAVID E. BOWER

10866 Wilshire Blvd, Suite 1470
Los Angeles, California 90024
Telephone: (424) 256-2884
Facsimile: (424) 256-2885

Counsel for Plaintiff Kienzle

Dated: December 10, 2014	WILSON, SONSINI, GOODRICH & ROSATI
Jerome F. Birn, Jr. (SBN 128561)
Caz Hashemi (SBN 210239)
Kelley M. Kinney (SBN 216823)
Jessica L. Snograss (SB 259962)
Nicholas R. Miller (SBN 274243)

/s/ Jerome F. Birn, Jr.
JEROME F. BIRN, JR.

650 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 493-9300
Facsimile: (650) 493-6811

Counsel for Defendants Jose L. Cortes, Roger Howsmon, Burkhard Goeschel, Jean Lavigne, Mark Rossi, Robert Guyett, Yon Yoon Jorden, David J. Schramm, Kevin S. Royal, George Kreigler III, and Nominal Defendant Maxwell Technologies, Inc.

Dated: December 10, 2014	BERGESON LLP
DANIEL J. BERGESON (SBN 105439)

/s/ Daniel J. Bergeson
DANIEL J. BERGESON

2033 Gateway Place, Suite 300
San Jose, CA 95110-3715
Telephone: (408) 291-6200
Facsimile: (408) 297-6000

Attorneys for Nominal Defendant Maxwell Technologies, Inc.

STIPULATION AND AGREEMENT OF SETTLEMENT

Dated: December 10, 2014	DLA PIPER LLP (US)
Shirli Fabbri Weiss (SBN 079225)
Roy K. McDonald (SBN 193691)
Kellin M. Chatfield (SBN 288389)

/s/ Shirli Fabbri Weiss
SHIRLI FABBRI WEISS

401 B Street, Suite 1700
San Diego, CA 92101-4297
Telephone: (619) 699-2700
Facsimile: (619) 699-2701

555 Mission Street, Suite 2400
San Francisco, California 94105-2933
Telephone: (415) 836-2547
Facsimile: (415) 836-2501

Counsel for Defendants Van Andrews

Dated: December 10, 2014	SKADDEN, ARPS, SLATE, MEAGHER & FLOM
Thomas J. Nolan (SBN 66992)
Michael Y. Scudder

/s/ Thomas J. Nolan
THOMAS J. NOLAN

300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5000
Facsimile: (213) 687-5600

155 N. Wacker Drive, Suite 2700
Chicago, Illinois 60606
Telephone: (312) 407-0546
Facsimile: (312) 827-9490

Attorneys for Defendant McGladrey LLP

STIPULATION AND AGREEMENT OF SETTLEMENT